Exhibit 99.2

Bonnie Ortega	Hanna Wagari
VP – Corporate Communications	VP – Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM ANNOUNCES NEW EXCELLAGEN FDA 510(k) SUBMISSION BASED ON

EXPANDED STRUCTURAL AND FUNCTIONAL PROPERTIES

The Company Also Provides Update on CE Mark Submission

SAN DIEGO, CA – August 5, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today announced that it has filed a new
510(k) submission for its current FDA-cleared Excellagen® advanced wound care product to reflect additional and specific structural and functional properties of Excellagen based on the Company’s supplemental research and development activities.

The new 510(k) submission further characterizes Excellagen as a dermal wound matrix with structural and functional properties that play essential roles in wound healing. Excellagen is a physiologically formulated homogenate of bovine dermal Type I collagen in its native, 3-dimensional fibrillar structural configuration that provides a scaffold for cellular infiltration and wound granulation, and which activates blood platelets that can trigger the release of essential growth factors. The submission is supported by in vitro research findings including electron microscopy data that should allow for more specific labeling to include the unique structural and biological properties of Excellagen and its utilization to potentially enhance platelet activation when used in concert with Platelet Rich Plasma (PRP) therapy. In addition, the Company plans to modify Excellagen’s packaging to include individually pouched applicator syringes and a large volume syringe applicator to allow for easier use in larger-sized wounds such as those found in limb salvage, orthopedic surgery and other surgical applications.

“We believe the research data provided to the FDA in our recent 510(k) submission provide further insight into the significantly accelerated and activated healing response seen with our Excellagen advanced wound care product,” stated Christopher J. Reinhard, Chairman and CEO of Cardium. “Excellagen has multiple attributes that are beneficial to the promotion of wound healing, including activation of human platelets and the release of platelet-derived growth factor (PDGF). These findings are consistent with the role of platelet activation and the release of growth factors for one to two days following application of Excellagen to newly-debrided wounds.”

Regarding the Company’s CE mark submission, in first quarter 2013, Cardium received ISO 13485:2003 certification (a requirement for CE marking) for Excellagen by BSI, one of the world’s leading certification bodies. With the successful completion of ISO certification, the Company reported that it had completed its initial submission of required documentation, including the technical file and design dossier for its CE mark application. The CE mark process involves interaction between the Company and its notified body, BSI. Since the initial submission, Cardium has received requests for supplemental information from BSI. Based on the current status, all information requested has been provided to BSI and the Company believes this process should lead to CE mark certification for its FDA-cleared advanced wound care product.

About Excellagen

Excellagen is a syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen homogenate that functions as an acellular biological modulator to activate the wound healing process and significantly accelerate the growth of granulation tissue. Excellagen’s FDA clearance provides for very broad labeling including partial and full-thickness wounds, pressure ulcers, venous ulcers, diabetic ulcers, chronic vascular ulcers, tunneled/undermined wounds, surgical wounds (donor sites/graft, post-Mohs surgery, post-laser surgery, podiatric, wound dehiscence), trauma wounds (abrasions, lacerations, second-degree burns and skin tears) and draining wounds. Excellagen is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar Type I bovine collagen homogenate formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at only one-week intervals.

There have been important, positive findings reported by physicians using Excellagen. In several case studies, physicians reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional support of Excellagen’s potential utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes LifeAgain medical data analytics, Tissue Repair Company, Cardium Biologics, and the Company’s To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that we will receive a marketing clearance from the FDA for the new submission; that we can obtain a CE mark for the sale of Excellagen in the European Union and other countries recognizing CE Mark approval; that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that Excellagen will perform as anticipated and will be favorably received in the marketplace; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2013 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Excellagen®, Excellarate™, LifeAgain™, Genedexa™, Neo-Apps®, MedPodium®, Neo-Energy®, Neo-Chill™ and Neo-Carb Bloc® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands®, High Octane®, Green Tea Energy Fusion™, Acai Natural Energy Boost™, Greens to Go®, Extreme Berries to Go®, Healthy Belly®, VitaRocks®, Smoothie Complete®, Trim Green Coffee Bean™, and Trim Energy®, are trademarks of To Go Brands, Inc. Other trademarks belong to their respective owners.